Exhibit 24

Power of Attorney

We, the undersigned, Directors of Tutor Perini Corporation, hereby severally constitute Gary G. Smalley, Anthony C. Fiore and Ryan J. Soroka, and each of them singly, our true and lawful attorneys, with full power to them and to each of them to sign for us, and in our names in the capacities indicated below, any Annual Report on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission and any and all amendments to said Annual Report on Form 10-K, hereby ratifying and confirming our signatures as they may be signed by our said Attorneys to said Annual Report on Form 10-K and to any and all amendments thereto and generally to do all such things in our names and behalf and in our said capacities as will enable Tutor Perini Corporation to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission.

WITNESS our hands and common seal on the date set forth below.

/s/ Peter Arkley	Director	March 8, 2023
Peter Arkley		Date

/s/ Jigisha Desai	Director	March 8, 2023
Jigisha Desai		Date

/s/ Sidney J. Feltenstein	Director	March 8, 2023
Sidney J. Feltenstein		Date

/s/ Michael F. Horodniceanu	Director	March 8, 2023
Michael F. Horodniceanu		Date

/s/ Michael R. Klein	Director	March 8, 2023
Michael R. Klein		Date

/s/ Robert C. Lieber	Director	March 8, 2023
Robert C. Lieber		Date

/s/ Dennis D. Oklak	Director	March 8, 2023
Dennis D. Oklak		Date

/s/ Raymond R. Oneglia	Director	March 8, 2023
Raymond R. Oneglia		Date

/s/ Dale Anne Reiss	Director	March 8, 2023
Dale Anne Reiss		Date

/s/ Ronald N. Tutor	Director	March 8, 2023
Ronald N. Tutor		Date